Exhibit 99.1

news

CONTACT:
Bradley D. Allen
Imation Corp.
651-704-5818
bdallen@imation.com

Imation’s First Quarter Revenue and Earnings Exceed Expectations

24% Revenue Growth Continues Strong Momentum
Solid Performance Across Product Lines and Geographic Regions

OAKDALE, MN April 14, 2004 – Imation Corp. (NYSE:IMN) today announced that it expects first quarter 2004 revenue and earnings to be stronger than previously anticipated and above the range of analysts published estimates. First quarter 2004 total revenue grew 24 percent to $339 million and earnings per share for the quarter are anticipated to be approximately $0.58 to $0.60 per diluted share. Analysts published earnings estimates for the first quarter 2004 range between $0.47 to $0.55 per share. These results compare to revenue of $273.3 million and diluted E.P.S. of $0.59 reported for the comparable quarter a year ago and revenue of $334.4 million and diluted E.P.S. of $0.55 reported for the fourth quarter ended December 31, 2003.

     Bill Monahan, Imation chairman and chief executive officer, said, “We are very pleased with the robust performance this quarter both on a year-over-year basis and sequentially, giving us a strong start to our fiscal year. In the first quarter, we saw broad-based growth in both optical and magnetic removable data storage media globally, demonstrating strong demand for our products. Our strategic growth initiatives, strong market position in our core media business, broad product portfolio and global presence coupled with the leverageable business model we have implemented are resulting in these solid financial results. We look forward to providing additional details on our first quarter results and full-year 2004 outlook in our press release and scheduled earnings conference call on April 21st.”

About Imation Corp.

     Imation Corp. is a leading developer, manufacturer and supplier of magnetic and optical removable data storage media. With one of the broadest product lines in the industry – spanning from a few megabytes to hundreds of gigabytes of capacity in each piece of media, Imation serves customers in more than 100 countries, in both business and consumer markets. From large data centers to distributed networks, Imation’s tape cartridges are used in data processing, security, business continuity, backup and archiving applications. Customer needs for reliability, convenience and portability to store and manage business data, photos, video, images and music on professional and home desktops and increasingly in consumer electronics devices drive demand for Imation’s optical and diskette products. With more than 300 technology scientists and more than 300 patents in the U.S. alone, Imation continues to pioneer today’s proven magnetic and optical media technologies. As of December 2003, Imation employed approximately 2,800 people worldwide and revenues from outside the U.S. contribute approximately 54 percent of total sales. Additional information about Imation is available on the company’s website at www.imation.com, or by calling 1-888-466-3456.

Certain information contained in this press release, which does not relate to historical financial information, including the business outlook, may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause the company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. The company wishes to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the company undertakes no obligation to update such statement to reflect events or circumstances arising after such date. Among these factors are continuing uncertainty in global economic conditions that make it particularly difficult to predict product demand, the company’s ability to meet its cost reduction and revenue growth targets, its ability to introduce new offerings in a timely manner either independently or in association with OEMs or other third parties, its ability to achieve the expected benefits in a timely manner from the Moser Baer relationships, including the Global Data Media joint venture, the competitive pricing environment, foreign currency fluctuations, the outcome of litigation, its ability to secure adequate supply of certain high demand products, the ready availability and price of energy, the market acceptance of newly introduced product and service offerings, the rate of decline for certain existing products as well as various factors set forth in the company’s filings with the Securities and Exchange Commission.